SOUTHERN CALIFORNIA EDISON
COMPANY LOGO

                                                 December 13, 2004

Southern California Edison Company
2244 Walnut Grove Avenue
Rosemead, California 91770

                        Re:  Registration Statement on Form S-3 of Southern California
                             Edison Company, SCE Trust I, SCE Trust II and SCE Trust III

Ladies and Gentlemen:

                  I am an Assistant General Counsel of Southern California Edison Company, a California
corporation ("Edison").  In connection with the registration statement on Form S-3 filed on December 13, 2004
(the "Registration Statement") by Edison, SCE Trust I, a Delaware statutory trust, and SCE Trust II, a Delaware statutory trust, and SCE Trust III, a Delaware statutory trust (each a "Trust," and collectively with Edison, the
"Registrants"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), you have requested my opinion with respect to the matters set forth below.

                  I have reviewed the prospectus (the "Prospectus") which is a part of the Registration
Statement.  The Prospectus provides that it will be supplemented in the future by one or more supplements to the
Prospectus (each a "Prospectus Supplement").  The Prospectus, as supplemented by various Prospectus Supplements, will provide for the registration of up to $3,225,000,000 aggregate offering price of (i) one or more series of unsecured senior or subordinated debt securities (the "Debt Securities"), which may be issued by Edison,
(ii) shares of preferred stock (the "Preferred Stock"), which may be issued by Edison, (iii) preferred securities
(the "Preferred Securities"), which may be issued by each Trust pursuant to its respective Amended and Restated
Trust Agreement (each an "Amended Trust Agreement"), and (iv) guarantees of the Preferred Securities (the
"Preferred Securities Guarantees"), which may be issued by Edison pursuant to one or more guarantee agreements
(each a "Guarantee Agreement").  The Debt Securities, the Preferred Stock and the Preferred Securities Guarantees
are collectively referred to herein as the "Securities."  The Debt Securities may be issued pursuant to one or more indentures and one or more supplements thereto (collectively, the "Indentures"), in each case between Edison and a trustee (each, a "Trustee").

                  In my capacity as Assistant General Counsel, I am generally familiar with the proceedings taken and proposed to be taken by the Registrants for the authorization and issuance of the Securities.  For purposes of this opinion, I have assumed that those proceedings will be properly completed, in accordance with all requirements of applicable federal, Delaware and California laws, in the manner presently proposed.

Southern California Edison Company
December 13, 2004

                  I have made legal and factual examinations and inquiries, including an examination of originals and copies certified or otherwise identified to my satisfaction, of the documents, corporation records and instruments of the Registrants that I have deemed necessary or appropriate for purposes of this opinion.  In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me as copies.

                  I have been furnished with, and with your consent have exclusively relied upon, certificates of officers of Edison as to certain factual matters.  In addition, I have obtained and relied upon certificates and assurances from public officials that I have deemed necessary.

                  I am opining herein as to the effect on the subject transaction only of the federal securities laws of the United States and the internal laws of the State of California, and I express no opinion as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

                  Subject to the foregoing and the other qualifications set forth herein, it is my opinion that, as of the date hereof:

                  1.       When (a) the Debt Securities have been duly established in accordance with the terms of the applicable Indentures (including, without limitation, the adoption by the Board of Directors of Edison or an authorized officer of any necessary further resolutions duly authorizing the issuance and delivery of the Debt
Securities), duly authenticated by the Trustee and duly executed and delivered on behalf of Edison against payment therefor in accordance with the terms and provisions of the applicable Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and (b) each of the
Registration Statement and any required post-effective amendment thereto have all become effective under the
Securities Act, and assuming that (w) the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (x) the Debt Securities as executed and delivered do not violate any law applicable to Edison or result in a default under or breach of any agreement or instrument binding upon Edison, (y) the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to Edison, whether imposed by any court or governmental or regulatory body having jurisdiction over Edison, and (z) the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt
Securities will constitute valid and legally binding obligations of Edison enforceable against Edison in accordance with the terms of the Debt Securities.

                  2.       With respect to the Preferred Securities Guarantees, when (i) the trustees of the applicable Trust have taken all necessary action to adopt the Amended Trust Agreement and to fix and determine the terms of the applicable Preferred Securities in accordance with the terms of the applicable Amended Trust
Agreement; (ii) the appropriate officers of Edison have

Southern California Edison Company
December 13, 2004

taken all necessary action to fix and determine the terms of the applicable Preferred
Securities Guarantees in accordance with the resolutions adopted by the Board of Directors of Edison relating to the issuance and delivery of the Preferred Securities Guarantees; (iii) the terms of the applicable Preferred
Securities and the related Preferred Securities Guarantee and the issuance and sale thereof have been duly established in conformity with the applicable Amended Trust Agreement and applicable Guarantee Agreement, respectively, so as not to violate any applicable law, the applicable Certificate of Trust, Trust Agreement and
Amended Trust Agreement, and the Articles of Incorporation and Bylaws of Edison, or result in a default under or breach of any agreement or instrument binding upon the applicable Trust or Edison; (iv) the Guarantee Agreement has been duly executed and delivered; (v) the applicable Preferred Securities have been duly issued and delivered by the applicable Trust as contemplated by the Registration Statement and the Prospectus Supplement(s) relating thereto; (vi) certificates representing the applicable Preferred Securities have been manually authenticated by an authorized officer of the applicable Property Trustee (as defined in the applicable Amended Trust Agreement)
for the applicable Preferred Securities and registered by such Property Trustee and delivered to the purchasers thereof; (vii) the applicable Trust receives the agreed-upon consideration therefor, and (viii) the Guarantee
Agreement has been qualified under the Trust Indenture Act of 1939, as amended, the applicable Preferred
Securities Guarantee will be a valid and binding obligation of Edison enforceable in accordance with its terms.

                  3.       Edison has the authority pursuant to its Articles of Incorporation to issue up to
36,000,000 shares of Preferred Stock, comprising 24,000,000 shares of Cumulative Preferred Stock, with a par value of $25 per share, and 12,000,000 shares of $100 Cumulative Preferred Stock, with a par value of $100 per share.  Upon adoption by the Board of Directors of Edison of any necessary further resolutions and filing of any necessary certificates of determination, in form and content as required by applicable law, and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolutions, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

                  The opinions set forth in paragraphs 1 through 3 above are subject to the following exceptions, limitations and qualifications:  (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) the effect of requirements that a claim with respect to any Preferred Securities Guarantee denominated other than in United
States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into

Southern California Edison Company
December 13, 2004

United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and (v) the effect of governmental authority to limit, delay or prohibit the making of payments outside the United States or in a foreign currency, composite currency or current unit.  In addition,  I express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws, or with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

                  I have assumed for purposes of this opinion that (i) the applicable Indenture constitutes the legally valid, binding and enforceable obligation of Edison, enforceable against International in accordance with its terms; (ii) the Trustee for each Indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (iii) the Trustee is duly qualified to engage in the activities contemplated by the applicable Indenture; (iv) the applicable Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legally valid, binding and enforceable obligation of the Trustee, enforceable against the Trustee in accordance with its terms; (v) the Trustee is in compliance, generally and with respect to acting as Trustee under the applicable Indenture, with all applicable laws and regulations; and
(vi) the Trustee has the requisite organizational and legal power and authority to perform its obligations under the applicable Indenture.

                  I consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Validity of the Securities and Preferred Securities Guarantees" in the
Prospectus included therein.

                                                     Very truly yours,

                                                     /s/ Kenneth S. Stewart
                                                     --------------------------
                                                     Kenneth S. Stewart
                                                     Assistant General Counsel